EXHIBIT 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Rollins, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $1.00 Par Value Per Share	Other(2)	1,000,000	$29.87(3)	$29,870,000.00(3)	.0000927	$2,768.95
Total Offering Amounts					$29,870,000.00		$2,768.95
Total Fee Offsets							$0.00
Net Fee Due							$2,768.95

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of the common stock, $1.00 par value per share (the “Common Stock”), of Rollins, Inc. (the “Registrant”) that become issuable with respect to the securities identified in the above table, by reason of any stock dividend, stock split, recapitalization, reclassification, merger, split-up, reorganization, consolidation or other capital adjustment effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended.

(3) The proposed maximum offering price per unit and maximum aggregate offering price are calculated on the basis of ninety percent (90%) of $33.19, the average of the high and low prices of the Registrant’s Common Stock on The New York Stock Exchange on April 25, 2022. Pursuant to the Rollins, Inc. 2022 Employee Stock Purchase Plan, the purchase price of the shares of the Registrant’s Common Stock reserved for issuance thereunder will be the lesser of (a) ninety percent (90%) of the closing price of a share of the Registrant’s Common Stock on the first day of the applicable offering period or (b) ninety percent (90%) of the closing price of a share of the Registrant’s Common Stock on the purchase date.